Steelcase Reports Third Quarter Results

   Special cash dividend declared and share repurchase authorization increased

    GRAND RAPIDS, Mich., Dec. 19 /PRNewswire-FirstCall/ -- Steelcase Inc. (NYSE:
SCS) today reported net income of $31.3 million, or $0.22 per share, for the third quarter of fiscal 2008. Current quarter results include a $(21.1) million charge related to PolyVision goodwill and intangible asset impairments, which after the reduction of related variable compensation expense and income taxes, reduced net income by $11.3 million, or $0.08 per share. Prior year net income was $32.8 million, or $0.22 per share, which included net restructuring cost of $(3.6) million after-tax.

    Steelcase reported revenue totaling $885.9 million for its third quarter of fiscal 2008, ahead of company estimates, compared to $802.0 million in the prior year. Revenue increased 10.5 percent driven by strong growth in both the North America and International segments. As compared to the prior year, third quarter revenue included a $(25.2) million unfavorable impact from dealer deconsolidations, net of acquisitions, while currency translation favorably impacted revenue by $23.2 million.

    "We continue to be pleased with the growth in our North America and International segments," said James P. Hackett, president and chief executive officer. "Though the U.S. financial markets have remained volatile, we have continued to increase our revenue consistent with our growth strategies."

    Cost of sales was reduced by 200 basis points to 66.5 percent in the third quarter, driven by a 230 basis point improvement in the North America segment. Benefits from prior restructuring actions and increased volume were the primary contributors to the improvement.

    Gross margin, which includes restructuring cost, was 33.5 percent in the third quarter, an improvement of 270 basis points from 30.8 percent in the same quarter last year. Prior year gross profit included $(5.5) million of restructuring cost.

    Operating expenses increased $37.6 million to 27.6 percent of revenue compared to 25.8 percent in the prior year. Operating expenses include a $(21.1) million charge related to the goodwill and intangible asset impairments, higher sales, marketing and product development costs, unfavorable currency translation effects and increased investments in longer-term growth initiatives. The higher operating expenses were partially offset by the impact of deconsolidated dealers, net of acquisitions, completed in the last four quarters.

    Reported operating income of $52.7 million, or 5.9 percent of revenue, improved from $40.5 million, or 5.0 percent of revenue, in the prior year. Prior year operating income included $(5.7) million of restructuring cost.

    Other income, net decreased by $10.3 million to $3.6 million driven primarily by prior year gains aggregating $4.9 million, a current year withholding tax on the repatriation of cash from a foreign subsidiary and lower interest income.

    The effective tax rate for the third quarter of 39.9 percent was higher than company estimates primarily due to the impact of the impairment charges.

    Cash and short-term investments increased $19.1 million to $544.1 million over the prior year quarter. Debt at the end of the quarter was $258.8 million. The company repurchased 805,900 shares in the third quarter at a total cost of $14.7 million.

    Dividend Declarations and Share Repurchase Authorization
    The company's Board of Directors today declared a special cash dividend of $1.75 per share in addition to a regular quarterly dividend of $0.15 per share. Both dividends will be paid on January 15, 2008 to shareholders of record as of January 2, 2008. The Steelcase Board of Directors also approved an increase to the company's share repurchase program by $250.0 million. An aggregate of $62.8 million currently remains under a previous share repurchase authorization.

    "We remain committed to improving the efficiency of our capital structure and returning value to shareholders," said David C. Sylvester, vice-president and chief financial officer. "Our targeted cash balance has been reduced, allowing for the declaration of the special dividend today and the ability to continue opportunistic share repurchases into the future."

    Outlook
    Steelcase expects fourth quarter revenue to increase 10 to 14 percent over the prior year quarter. The fourth quarter of fiscal 2008 includes an extra week due to the timing of the fiscal 2008 year-end.

    Steelcase expects to report earnings between $0.23 and $0.28 per share in the fourth quarter. The company reported earnings of $0.20 per share in the fourth quarter of the prior year, which included $(6.1) million of after-tax restructuring cost. In addition, the prior year included favorable tax adjustments and goodwill and intangible asset impairment charges. These adjustments, combined with related adjustments to variable compensation expense, had the net effect of increasing last year's fourth quarter net income by $10.8 million.

    The company has updated its three-year plan and is now targeting operating income of 10 to 11 percent of sales by fiscal 2011.

    Mr. Hackett concluded, "We have raised our longer-term target to reflect the continued traction of our growth strategies and increasingly flexible industrial system. Though the near-term U.S. economic environment remains uncertain, we are confident in the execution of our longer-term strategies."

    Business Segment Results
    (in millions)

                               (Unaudited)               (Unaudited)
                            Three Months Ended        Nine Months Ended
                           Nov 23,   Nov 24,          Nov 23,   Nov 24,
                             2007     2006  %Change    2007      2006  %Change

    Revenue
    North America (1)        $513.6  $469.6   9.4%  $1,504.7  $1,407.4   6.9%
    International (2)         230.8   199.6  15.6%     615.6     526.0  17.0%
    Other (3)                 141.5   132.8   6.6%     399.2     385.6   3.5%
      Consolidated Revenue   $885.9  $802.0  10.5%  $2,519.5  $2,319.0   8.6%

    Operating Income
    North America             $53.6   $26.6           $140.0     $95.8
    International              20.2    15.8             39.2      20.0
    Other                     (13.9)    5.4             (2.5)     15.1
    Corporate (4)              (7.2)   (7.3)           (20.7)    (20.0)
      Consolidated Operating
       Income                 $52.7   $40.5           $156.0    $110.9

    Operating Income Percent   5.9%    5.0%             6.2%      4.8%


    Business Segment Footnotes -
    (1) The North America segment consists of the Steelcase Group, Turnstone, and Nurture by Steelcase.
    (2) The International segment includes all manufacturing and sales operations outside the U.S. and Canada.
    (3) The Other category includes the Premium Group, PolyVision, IDEO and Financial Services subsidiaries.
    (4) Corporate expenses include the executive function and portions of shared services functions such as human resources, finance, legal, research and development and corporate facilities.

                       (Unaudited)                         (Unaudited)
                    Three Months Ended                  Nine Months Ended
               Nov 23, 2007   Nov 24, 2006       Nov 23, 2007   Nov 24, 2006

    Revenue      $885.9 100.0% $802.0 100.0%   $2,519.5 100.0% $2,319.0 100.0%
    Cost of sales 589.1  66.5   549.2  68.5     1,680.9  66.7   1,593.2  68.7
    Restructuring
    (benefit)
     cost          (0.1)  0.0     5.5   0.7        (0.1)  0.0      14.1   0.6
     Gross profit 296.9  33.5   247.3  30.8       838.7  33.3     711.7  30.7
    Operating
     expenses     244.2  27.6   206.6  25.8       682.7  27.1     600.5  25.9
    Restructuring
     cost           0.0   0.0     0.2   0.0         0.0  0.00       0.3  0.00
      Operating
       income     $52.7   5.9%  $40.5   5.0%     $156.0  6.2%    $110.9   4.8%

    Gross profit,
     as reported $296.9  33.5% $247.3  30.8%     $838.7 33.3%    $711.7  30.7%
    Restructuring
     (benefit)
      cost         (0.1)  0.0     5.5   0.7        (0.1) 0.0       14.1   0.6
    Gross profit,
     excluding
     restructuring
     items       $296.8  33.5% $252.8  31.5%     $838.6 33.3%    $725.8  31.3%

    Operating
     income,
     as reported  $52.7   5.9%  $40.5   5.0%     $156.0  6.2%    $110.9   4.8%
    Restructuring
     (benefit)
      cost         (0.1)  0.0     5.7   0.7        (0.1) 0.0       14.4   0.6
    Operating
     income,
     excluding
     restructuring
     items        $52.6   5.9%  $46.2   5.8%     $155.9  6.2%    $125.3   5.4%


    North America
                       (Unaudited)                          (Unaudited)
                    Three Months Ended                  Nine Months Ended
               Nov 23, 2007   Nov 24, 2006       Nov 23, 2007   Nov 24, 2006

    Revenue      $513.6 100.0% $469.6 100.0%   $1,504.7 100.0% $1,407.4 100.0%
    Cost of sales 350.7  68.2   330.8  70.5     1,023.4  68.0     991.1  70.4
    Restructuring
     cost           0.3   0.1     5.2   1.1         2.0   0.1      10.8   0.8
     Gross profit 162.6  31.7   133.6  28.4       479.3  31.9     405.5  28.8
    Operating
     expenses     109.0  21.3   107.0  22.7       339.3  22.6     309.7  22.0
      Operating
       income     $53.6  10.4%  $26.6   5.7%     $140.0   9.3%    $95.8   6.8%
    Gross profit,
     as reported $162.6  31.7% $133.6  28.4%     $479.3  31.9%   $405.5  28.8%
    Restructuring
     cost           0.3   0.1     5.2   1.1         2.0   0.1      10.8   0.8
    Gross profit,
     excluding
     restructuring
     items       $162.9  31.8% $138.8  29.6%     $481.3  32.0%   $416.3  29.6%
    Operating
     income,
     as reported  $53.6  10.4%  $26.6   5.7%     $140.0   9.3%    $95.8   6.8%
    Restructuring
     cost           0.6   0.1     5.2   1.1         2.0   0.1      10.8   0.8
    Operating
     income,
     excluding
     restructuring
     items        $54.2  10.6%  $31.8   6.8%     $142.0   9.4%   $106.6   7.6%

    International
                       (Unaudited)                         (Unaudited)
                    Three Months Ended                  Nine Months Ended
               Nov 23, 2007   Nov 24, 2006       Nov 23, 2007   Nov 24, 2006

    Revenue      $230.8 100.0% $199.6 100.0%     $615.6 100.0%  $526.0  100.0%
    Cost of sales 150.9  65.4   131.2  65.7       406.9  66.1    352.0   66.9
    Restructuring
     (benefit)
      cost         (0.5) (0.2)    0.3   0.2        (2.0) (0.3)     3.3    0.6
     Gross profit  80.4  34.8    68.1  34.1       210.7  34.2    170.7   32.5
    Operating
     expenses      60.2  26.0    52.2  26.1       171.5  27.8    150.6   28.7
    Restructuring
     cost           0.0   0.0     0.1   0.1         0.0   0.0      0.1    0.0
      Operating
       income     $20.2   8.8%  $15.8   7.9%      $39.2   6.4%   $20.0    3.8%
    Gross profit,
     as reported  $80.4  34.8%  $68.1  34.1%     $210.7  34.2%  $170.7   32.5%
    Restructuring
     (benefit)
      cost         (0.5) (0.2)    0.3   0.2        (2.0) (0.3)     3.4    0.6
    Gross profit,
     excluding
     restructuring
     items        $79.9  34.6%  $68.4  34.3%     $208.7  33.9%  $174.1   33.1%
    Operating
     income,
     as reported  $20.2   8.8%  $15.8   7.9%      $39.2   6.4%   $20.0    3.8%
    Restructuring
     (benefit)
      cost         (0.5) (0.2)    0.4   0.2        (2.0) (0.3)     3.4    0.6
    Operating
     income,
     excluding
     restructuring
     items        $19.7   8.5%  $16.2   8.1%      $37.2   6.0%   $23.4    4.4%

    Other
                       (Unaudited)                         (Unaudited)
                    Three Months Ended                  Nine Months Ended
               Nov 23, 2007   Nov 24, 2006       Nov 23, 2007   Nov 24, 2006

    Revenue      $141.5 100.0% $132.8 100.0%     $399.2 100.0%  $385.6  100.0%
    Cost of sales  87.5  61.8    87.2  65.7       250.6  62.8    250.1   64.9
    Restructuring
     cost
    (benefit)       0.1   0.1     0.0   0.0        (0.1)  0.0      0.0    0.0
     Gross profit  53.9  38.1    45.6  34.3       148.7  37.2    135.5   35.1
    Operating
     expenses      67.8  47.9    40.1  30.1       151.2  37.8    120.2   31.1
    Restructuring
     cost           0.0   0.0     0.1   0.1         0.0   0.0      0.2    0.1
      Operating
       income    $(13.9) (9.8)%  $5.4   4.1%      $(2.5) (0.6)%  $15.1    3.9%
    Gross profit,
     as reported  $53.9  38.1%  $45.6  34.3%     $148.7  37.2%   $135.5  35.1%
    Restructuring
     cost
    (benefit)       0.1   0.1     0.0   0.0        (0.1)  0.0       0.0   0.0
    Gross profit,
     excluding
     restructuring
     items        $54.0  38.2%  $45.6  34.3%     $148.6  37.2%   $135.5  35.1%
    Operating
     income,
     as reported $(13.9) (9.8)%  $5.4   4.1%      $(2.5) (0.6)%   $15.1   3.9%
    Restructuring
     cost
    (benefit)       0.1   0.1     0.1   0.0        (0.1)  0.0       0.2   0.1
    Operating
     income,
     excluding
     restructuring
     items       $(13.8) (9.8)%  $5.5   4.1%      $(2.6) (0.7)%   $15.3   4.0%

    Corporate
                       (Unaudited)                          (Unaudited)
                    Three Months Ended                  Nine Months Ended
               Nov 23, 2007   Nov 24, 2006       Nov 23, 2007   Nov 24, 2006


    Operating
     expenses       $7.2         $7.3                  $20.7       $20.0


    Webcast
    Steelcase will discuss third quarter fiscal 2008 results and business outlook on a conference call and webcast at 11:00 a.m. EST tomorrow. Links to the webcast are available at www.steelcase.com/ir . Related presentation slides will be available on the company's website shortly before the start of the webcast.

    Non-GAAP Financial Measures
    This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

    The non-GAAP financial measures used within the company's earnings release are: third quarter and nine months year-to-date consolidated gross margin, excluding restructuring items for the current and prior year in dollars and as a percent of revenue; and third quarter and nine months year-to-date operating income, excluding restructuring items for the current and prior year in dollars and as a percent of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

    Forward-looking Statements
    From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

    About Steelcase Inc.
    Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of over 600 independent dealers and approximately 13,000 employees worldwide. Fiscal 2007 revenue was $3.1 billion. Learn more at www.steelcase.com .

                                 STEELCASE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (in millions, except per share data)

                            Three Months Nine Months
                                   Ended Ended
                         Nov 23, Nov 24, Nov 23, Nov 24
                                            2007    2006      2007     2006

    Revenue                                $885.9  $802.0  $2,519.5  $2,319.0
    Cost of sales                           589.1   549.2   1,680.9   1,593.2
    Restructuring (benefit) cost             (0.1)    5.5      (0.1)     14.1
         Gross profit                       296.9   247.3     838.7     711.7
    Operating expenses                      244.2   206.6     682.7     600.5
    Restructuring cost                        0.0     0.2       0.0       0.3
         Operating income                    52.7    40.5     156.0     110.9
    Interest expense                         (4.2)   (5.1)    (12.6)    (14.3)
    Other income, net                         3.6    13.9      21.8      25.5
        Income before income taxes           52.1    49.3     165.2     122.1
    Income tax expense                       20.8    16.5      62.6      44.5
        Net income                          $31.3   $32.8    $102.6     $77.6

    Basic and diluted per share data:
      Basic earnings per share              $0.22   $0.22     $0.72     $0.52
      Diluted earnings per share            $0.22   $0.22     $0.71     $0.52
    Dividends declared and paid per common
     share                                  $0.15   $0.12     $0.45     $0.32
    Weighted average shares outstanding -
     basic                                  141.0   148.1     143.1     148.9
    Weighted average shares outstanding -
     diluted                                142.0   149.2     144.3     150.3

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                  (Unaudited)
                                                  November 23,        Feb. 23,
                  ASSETS                              2007              2007
    Current assets:
        Cash and cash equivalents                   $467.6            $527.2
        Short-term investments                        76.5              33.1
        Accounts receivable, net                     437.2             352.6
        Inventories                                  162.0             144.0
        Other current assets                         125.7             172.7
              Total current assets                 1,269.0           1,229.6

    Property and equipment, net                      482.4             477.1
    Company owned life insurance                     211.3             209.2
    Goodwill and other intangible assets, net        265.4             278.0
    Other assets                                     202.7             205.5
              Total assets                        $2,430.8          $2,399.4

      LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
        Accounts payable                            $266.1            $222.0
        Short-term borrowings and current
         portion of long-term debt                     7.6               5.1
        Accrued expenses:
           Employee compensation                     161.3             162.7
           Employee benefit plan obligations          33.1              34.2
           Other                                     218.9             220.1
              Total current liabilities              687.0             644.1

    Long-term liabilities:
       Long-term debt less current maturities        251.2             251.5
       Employee benefit plan obligations             193.8             191.1
       Other long-term liabilities                   104.8              74.8
              Total long-term liabilities            549.8             517.4
              Total liabilities                    1,236.8           1,161.5

    Shareholders' equity:
        Common stock                                 162.1             259.4
        Additional paid in capital                     4.4               6.3
        Accumulated other comprehensive
         income (loss)                                21.5              (1.3)
        Retained earnings                          1,006.0             973.5
              Total shareholders' equity           1,194.0           1,237.9

              Total liabilities and
               shareholders' equity               $2,430.8          $2,399.4

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
                                  (in millions)

                                                       Nine Months Ended
                                                    Nov 23,            Nov 24,
                                                     2007               2006

          OPERATING ACTIVITIES
          Net income                                $102.6              $77.6
          Depreciation and amortization               70.1               77.6
          Changes in operating assets
           and liabilities                           (33.9)               9.8
          Impairment adjustment                       21.1                0.0
          Other, net                                   7.9               27.4

          Net cash provided by operating
           activities                                167.8              192.4

          INVESTING ACTIVITIES
          Capital expenditures                       (52.6)             (33.9)
          Acquisitions of short-term
           investments, net                          (43.1)               0.0
          Proceeds from the disposal of
           fixed assets                               26.0                8.1
          Other, net                                   4.3                6.2

          Net cash used in investing
           activities                                (65.4)             (19.6)

          FINANCING ACTIVITIES
          Repayments of long-term debt, net           (1.4)              (2.6)
          Dividends paid                             (64.9)             (47.9)
          Common stock repurchases                  (124.5)             (32.2)
          Common stock issuances                      11.0               11.5
          Other, net                                   5.7               (4.0)

          Net cash used in financing activities     (174.1)             (75.2)

          Effect of exchange rate
           changes on cash and cash
           equivalents                                12.1                3.6

          Net decrease in cash and cash
           equivalents                               (59.6)             101.2
          Cash and cash equivalents,
           beginning of period                       527.2              423.8
          Cash and cash equivalents, end
           of period                                $467.6             $525.0